UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    August 13, 2008

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 13, 2008, PokerTek, Inc. (the “Company”) entered into a Credit Line Agreement (the “Line of Credit”) with UBS Bank USA (“UBS”) for a demand revolving line of credit with respect to the Company’s auction rate securities (“ARS”) held in an account with UBS Financial Services, Inc. (the “Account”). Advances under the Line of Credit, to be made at the sole discretion of UBS at up to 80% of the par value of the Company’s ARS, bear interest at LIBOR plus 0.50%. Each advance will be due and payable by the Company on demand, and the Company may repay any advance at any time, in whole or in part, without penalty. The Line of Credit is collateralized by a first priority lien and security interest in the Account, including but not limited to any assets now or in the future credited to or carried, held, or maintained in the Account. UBS may demand full or partial payment of the Line of Credit obligations at its sole option and without cause, at any time, and advances under the Line of Credit are not extended for any specific term or duration. UBS may, at any time, in its discretion, terminate and cancel the Line of Credit regardless of whether or not an event of default with respect to the representations, warranties or covenants has occurred under the Line of Credit, upon which time the obligations under the Line of Credit shall be immediately due and payable in full. The Line of Credit replaces the $1,000,000 loan made by UBS Financial Services, Inc. to the Company under the terms of a March 19, 2008 Client’s Agreement between the Company and UBS Financial Services, Inc.

Item 7.01	Regulation FD Disclosure.

On August 18, 2008, Christopher J.C. Halligan, Chief Executive Officer of the Company, and Mark D. Roberson, Chief Financial Officer of the Company, will participate in the Fourth Annual Noble Financial Equity Conference at the Loews Lake Las Vegas Resort in Las Vegas, Nevada. Messrs. Halligan and Roberson are scheduled to present at the conference at 8:30a.m. PST. In connection therewith, Messrs. Halligan and Roberson will advance a PowerPoint slide presentation (the “Presentation”) providing certain information about the Company’s business and affairs. The Presentation is furnished under this Item 7.01 pursuant to Regulation FD and is furnished as Exhibit 99.1 to this report. The Presentation also is expected to be made available on the Company’s website at www.pokertek.com under the heading “Investors.”

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any filing of PokerTek, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	PokerTek, Inc. PowerPoint slide presentation at the Fourth Annual Noble Financial Equity Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKERTEK, INC.

Date: August 18, 2008	By:	/s/ Mark D. Roberson
Mark D. Roberson, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	PokerTek, Inc. PowerPoint slide presentation at the Fourth Annual Noble Financial Equity Conference